SECOND AMENDMENT TO OFFICE LEASE

(IBC / Shattuck Labs)

THIS SECOND AMENDMENT TO COMMERCIAL LEASE (this "Second Amendment") is made and entered into to be effective February 23, 2026 (the "Effective Date"), by and between INTERNATIONAL BANK OF COMMERCE, LAREDO, TEXAS, a Texas state bank ("Landlord"), and SHATTUCK LABS, INC., a Delaware corporation ("Tenant").

RECITALS:

A. Landlord and Tenant entered into that certain Office Lease, dated effective January 8, 2021 (the "Original Lease"), for the lease of Suite 1200 of the office building known as "IBC Bank Plaza" located at 500 W 5th Street, Ausitn, Texas (the "Building"), as amended by that certain First Amendment to Office Lease ("First Amendment," together with the Original Lease, the "Lease"), dated effective August 4, 2025.

B. Pursuant to the Lease, the Term is set to expire on October 31, 2026.

C. Landlord and Tenant desire to extend the term of the Lease and modify certain other provisions thereof as more specifically set forth herein.

AGREEMENTS:

In consideration of these premises, the agreements made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant amend the Lease and agree as follows:

1. Defined Terms. Unless defined differently herein or the context clearly requires otherwise, all capitalized terms used in this Second Amendment shall have the meaning ascribed to them under the Lease.

2. Recitals. The above recitals are incorporated herein for all purposes.

3. Extended Term. The Lease Term is hereby extended, upon and subject to the terms, covenants and conditions of the Lease, except as otherwise set forth herein, for an additional period of thirty-eight (38) months ("First Extended Term), commencing on November 1, 2026 ("First Extended Commencement Date") and expiring on December 31, 2029 (the "Fist Extended Expiration Date").

4. Base Rental Rate. Commencing on the First Extended Commencement Date and continuing throughout the First Extended Term, Tenant shall pay Landlord the Base Rent as follows:

First Extended Term Period	Monthly Base Rent	Annual Base Rent
Months 1 – 2	$0.00*	$44.50/RSF*
Months 3 – 12	$20,177.04	$44.50/RSF
Months 13 – 24	$20,680.33	$45.61/RSF
Months 25 – 36	$21,197.23	$46.75/RSF
Months 37 – 38	$21,727.73	$47.92/RSF

*Base Rent for months 1 and 2 of the First Extended Term are abated, subject to the terms and conditions of Section 2.C(1) of the Lease.

5. Operating Expenses. The estimated Operating Cost Share Rent for the 2026 rental year is $24.06 per RSF.

6. Parking. Commencing on the First Extended Commencement Date and continuing throughout the First Extended Term, Tenant (i) shall be provided six (6) non-reserved parking spaces on a "must take and pay" basis at $225/space/month *plus* sales tax, and (ii) shall be entitled to lease three (3) reserved parking spaces at $275/space/month *plus* sales tax.

7. Other. Except as expressly set forth in this Second Amendment, the Lease has not been modified or amended. The Lease, as amended by this Second Amendment, is in full force and effect. The parties hereto hereby ratify, confirm and approve in all respects the Lease as amended by this Second Amendment. The Lease, as amended by this Second Amendment, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces for all purposes all prior and contemporaneous agreements and understandings, whether oral or written, between the parties hereto and their respective successors and permitted assigns. The Lease, as amended by this Second Amendment, cannot be modified or amended, except in writing executed by both parties hereto. The Lease, as amended by this Second Amendment, is governed by and will be construed and enforced in accordance with the laws of the State of Texas. Time is of the essence in the performance by each party of its obligations under the Lease, as amended by this Second Amendment.

8. Brokers. Tenant represents to Landlord and Landlord represents to Tenant that each has not dealt with any real estate broker with respect to this Second Amendment except for Endeavor Real Estate Group, and no other broker is in any way entitled to any broker's fee or other payment in connection with this Second Amendment. Each of Landlord and Tenant shall indemnify and defend the other against any claims by any other broker or third party claiming under the indemnifying party (other than Endeavor Real Estate Group) for any payment of any kind in connection with this Lease.

9. Authority. Each party hereto represents and warrants that the agent, partner or officer executing this Second Amendment on its behalf is fully authorized, directed and empowered to execute and deliver this Second Amendment in such capacity as the act and deed of the party on whose behalf he or she is executing this Second Amendment and that all partnership, corporate or company action requisite to such execution and delivery has been taken by such party.

10. Multiple Counterparts; Facsimile Signatures. Multiple copies of this Second Amendment may be executed by the parties hereto. Each such executed copy shall have the full force and effect of an original executed instrument. To facilitate the execution of this Second Amendment, the parties may execute and exchange facsimile counterparts of the signature pages by e-mail or fax transmission, and such facsimile signatures shall be deemed original.

[Signature Pages to Follow]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the Effective Date.

LANDLORD:

INTERNATIONAL BANK OF COMMERCE, LAREDO,TEXAS,
a Texas state bank

By: Robert Barnes

Name: Robert Barnes

Title: Chairman IBC-Austin

TENANT:

SHATTUCK LABS, INC.,
a Delaware corporation

By: Taylor Schreiber

Name: Taylor Schreiber, MD, PhD

Title: Chief Executive Officer